Posting Supplement No. 114 dated February 3, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 361969

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361969	$8,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361969. Member loan 361969 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,417 / month
Current employer:	IBM	Debt-to-income ratio:	24.31%
Length of employment:	1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to refinance higher interest credit card debt. The debt was accumulated after my wife was unemployed for several months. We both work full time now and are working hard to settle our credit card debt. We have about $2500 left over every month after our budgeted expenses are taken care of and this amount is being applied to credit card debt payments. We should have all of our debt taken care of by the end of the year, but this loan is to pay off higher interest credit cards now so we can save a little bit of money on interest.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,567.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 365091

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365091	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365091. Member loan 365091 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	14.70%
Length of employment:	n/a	Location:	san jose, CA

Home town:	Los Angeles
Current & past employers:	trident leasing corporation
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

I am looking to refinance my credit card debt accumulated while in college. I have a steady job, and have never missed a payment on anything ever... I was also the treasurer and president of my fraternity while in school... and we never missed any payments either...

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,449.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367777

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367777	$25,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367777. Member loan 367777 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Foodstuffs	Debt-to-income ratio:	5.52%
Length of employment:	15 years	Location:	Libertyville, IL

Home town:	Skokie
Current & past employers:	Foodstuffs
Education:	Culinary Institute of America

This borrower member posted the following loan description, which has not been verified:

Foodstuffs is a retail gourmet food store serving the suburbs of Chicago. We have been in business for 30 years with 4 stores and a catering department. Foodstuffs would use this loan for the purchase of inventory.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,900.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 371879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371879	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371879. Member loan 371879 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,948 / month
Current employer:	State of Colorado - Dept of Labor & Employment	Debt-to-income ratio:	9.17%
Length of employment:	15 years 2 months	Location:	Colorado Springs, CO

Home town:	Pekin
Current & past employers:	State of Colorado - Dept of Labor & Employment, State of Colorado - Dept of Public Health & Environment
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Looking for debt consolidation loan to reduce interest on existing debts and create a payment schedule with an end date. This effort coincides with an eye toward a possible move and real estate transaction.

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,500.00	Public Records On File:	1
Revolving Line Utilization:	85.60%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373583	$12,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373583. Member loan 373583 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,125 / month
Current employer:	Evergreen Shipping	Debt-to-income ratio:	13.79%
Length of employment:	3 years 6 months	Location:	Bayonne, NJ

Home town:
Current & past employers:	Evergreen Shipping
Education:	St. Peter's College

This borrower member posted the following loan description, which has not been verified:

I am looking to obtain a loan to consolidate my and my wifes bills into one monthly payment.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,976.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373994

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373994	$7,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373994. Member loan 373994 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Aeropostale	Debt-to-income ratio:	19.16%
Length of employment:	4 months	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	Aeropostale
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

A loan to consolidate credit card debt into one monthly payment.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,136.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374275

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374275	$24,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374275. Member loan 374275 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Mesmo, Inc.	Debt-to-income ratio:	11.27%
Length of employment:	2 years 6 months	Location:	Palo Alto, CA

Home town:	West Hills
Current & past employers:	Mesmo, Inc., 3Com Corporation, Intraware, Inc., EQuill, Inc., Banc America Securities, Montgomery Securities
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I am the CEO and Co-Founder of MesmoTV and I would like to refinance credit card debt that I accumulated while raising $1+ million from top tier seed funds. MesmoTV has over 7 million registered users and is approaching profitability. The current interest rate on my credit card debt is over 24% I am currently earning a $160,000 salary and I'm paying off a small portion of the credit card debt each month but I would like to reduce the interest rate that I am paying and thus pay down my debt faster.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	46
Revolving Credit Balance:	$15,814.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 374314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374314	$15,600	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374314. Member loan 374314 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	HCA	Debt-to-income ratio:	11.04%
Length of employment:	1 year 5 months	Location:	Norcross, GA

Home town:	Mid Florida
Current & past employers:	HCA, St.Joseph Hospital of Atlanta
Education:	Los Angeles City College

This borrower member posted the following loan description, which has not been verified:

Pay off high interest rates

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,603.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 374383

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374383	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374383. Member loan 374383 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,334 / month
Current employer:	pizza pizza	Debt-to-income ratio:	4.38%
Length of employment:	18 years	Location:	brandon, FL

Home town:	Biloxi
Current & past employers:	pizza pizza
Education:	Algonquin

This borrower member posted the following loan description, which has not been verified:

personal line of credit

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,572.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374827

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374827	$19,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374827. Member loan 374827 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	National Education Association	Debt-to-income ratio:	4.64%
Length of employment:	13 years 9 months	Location:	Stafford, VA

Home town:	Stafford
Current & past employers:	National Education Association
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I would rather pay people than companies. I want to pay off a few remaining open credit cards and one fixed credit union loan. I have become a big fan of lending clubs - this seems the financial trend of the future.

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,888.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375066

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375066	$18,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375066. Member loan 375066 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,017 / month
Current employer:	Grosso Materials Inc.	Debt-to-income ratio:	11.37%
Length of employment:	17 years	Location:	MONTGOMERY, NY

Home town:	Middletown
Current & past employers:	Grosso Materials Inc.
Education:	Suny Orange

This borrower member posted the following loan description, which has not been verified:

I would like to pay off as much debt as possible to lower my monthly payment

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,940.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375272

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375272	$20,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375272. Member loan 375272 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	DENSO	Debt-to-income ratio:	7.09%
Length of employment:	7 years 4 months	Location:	Greeley, CO

Home town:	Denver
Current & past employers:	DENSO, Howard Engineering
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Consolidating high interest debt to a more reasonable credit amount for 3-5 years.

A credit bureau reported the following information about this borrower member on January 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	50
Revolving Credit Balance:	$10,047.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375276

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375276	$6,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375276. Member loan 375276 was requested on January 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,907 / month
Current employer:	Pizzaovens.com	Debt-to-income ratio:	18.62%
Length of employment:	4 years	Location:	LEXINGTON, KY

Home town:	Kalamazoo
Current & past employers:	Pizzaovens.com, Precision Staffing, Inc
Education:	University of Kentucky

This borrower member posted the following loan description, which has not been verified:

A loan of $5,000 to pay off high interest credit card debts and to be payed back over 3 year or less term, in order to get myself fully out of debt.

A credit bureau reported the following information about this borrower member on January 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,040.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375369

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375369	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375369. Member loan 375369 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Isle of Capri Casinos	Debt-to-income ratio:	17.76%
Length of employment:	1 year 4 months	Location:	Pomapano Beach, FL

Home town:	Pontiac
Current & past employers:	Isle of Capri Casinos, Chubbyz 2 Tavern, CVS Pharmacy, Denny's
Education:	Brevard Community College

This borrower member posted the following loan description, which has not been verified:

Paying off balance of wedding in 2007.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$312.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375439

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375439	$10,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375439. Member loan 375439 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Sunoco Inc.	Debt-to-income ratio:	13.46%
Length of employment:	6 months	Location:	PHILADELPHIA, PA

Home town:	Brooklyn
Current & past employers:	Sunoco Inc., The Hartford, PSC Environmental
Education:	University of the Sciences in Philadelphia, Community College of Philadelphia, Temple University

This borrower member posted the following loan description, which has not been verified:

I would like a loan for a major kitchen remodeling that includes new appliances and cabinets. I would also like to spend some on a new patio at the location where I live.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,802.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 375466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375466	$10,600	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375466. Member loan 375466 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Texas Picnic Company	Debt-to-income ratio:	7.31%
Length of employment:	6 years 6 months	Location:	AUSTIN, TX

Home town:	Downey
Current & past employers:	Texas Picnic Company
Education:	Laredo Community College

This borrower member posted the following loan description, which has not been verified:

We would like a loan to consolidate our debt in order to prepare for our first child. We have been trying to cut down our debt for years, but we cannot make a dent with some of our cards because of high interest. We both work and do not live extravagant lives but cannot seem to dig ourselves out of this hole, brought on years ago during a job slum in Austin. We would like to have this under control before we have our first child in order to give him/her everything he/she needs and much of what he/she wants. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,095.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375535	$9,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375535. Member loan 375535 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	erepublic inc.	Debt-to-income ratio:	9.68%
Length of employment:	2 years 4 months	Location:	sacramento, CA

Home town:	ukiah
Current & past employers:	erepublic inc.
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Loan: get a better interest rate than i currently do

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	3
Revolving Credit Balance:	$2,058.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375538

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375538	$16,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375538. Member loan 375538 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	copiague minimart inc	Debt-to-income ratio:	4.35%
Length of employment:	8 years	Location:	HOLTSVILLE, NY

Home town:
Current & past employers:	copiague minimart inc, Titan Systems, Virginia Beach, VA, AT&T inc, Dayton, NJ
Education:	Gujarat University, Ahmedabad, India 1980

This borrower member posted the following loan description, which has not been verified:

home improvement unsecured personal loan

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	63	Months Since Last Delinquency:	11
Revolving Credit Balance:	$13,171.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375576

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375576	$9,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375576. Member loan 375576 was requested on January 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,881 / month
Current employer:	n/a	Debt-to-income ratio:	19.81%
Length of employment:	2 years 7 months	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:
Education:	University of Colorado at Denver and Health Sciences Center

This borrower member posted the following loan description, which has not been verified:

Hello. I am trying to get my financial house in order. Over the past 5 years, I ran up a ridiculous amount of credit card debt. I have paid it consistently and have a good FICO score. What I would really love is to consolidate a couple of small bills into one manageable payment. I am looking into finding a part-time job right now, but with the job market being what it is I am not going to expect any miracles.

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,594.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375664

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375664	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375664. Member loan 375664 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$12,667 / month
Current employer:	JH Co.	Debt-to-income ratio:	10.26%
Length of employment:	2 years 10 months	Location:	Scottsdale, AZ

Home town:	Forest City
Current & past employers:	JH Co.
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

Our son, age 8, is extremely bright and is attending a private school. Frankly, he'd get completely lost in the public school system here in Arizona. We have been making the huge trade-off to have him in school at the extreme price-tag of $22,000 per year, and have been able to take advantage of monthly payment plans offered by school or lending institutions so far. However, now they have discontinued the monthly plan, and no lenders are offering financing options for K-12 education purposes. We are employed and need to spread his education costs out over a year. Please help!!! Our son is currently thriving in the school environment he's in, and we don't want him to lose all of the progress he's made!!!

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,377.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375682

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375682	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375682. Member loan 375682 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	VERONIS SUHLER STEVENSON	Debt-to-income ratio:	2.90%
Length of employment:	5 years 10 months	Location:	BROOKLYN, NY

Home town:	Aylesbury
Current & past employers:	VERONIS SUHLER STEVENSON, JP Morgan, Solomon Smith Barney, Unilever
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I recently took advantage of a Citibank balance transfer offer of 4%, and last month I got a letter from them saying that the APR on my two card accounts was to be increased to 16% - including any balance transfers I had made previously. My other card with Citibank has no balance, but the card I used for the transfer has $10,000 on it - I basically consolidated everything into this card - so now I would like to clear this card and just pay off a fixed rate installment loan instead. I have never missed a payment or done anything else to warrant this rate increase from Citibank. When I called them to ask why, they said it was nothing to do with my credit or payment history. I am not having any problems paying this account, I just don't think Citibank should take $100 a month from me in interest based on what they have done - I'd rather see it go to ordinary people.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,338.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 375690

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375690	$14,400	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375690. Member loan 375690 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Alela Fine Carpentry	Debt-to-income ratio:	11.05%
Length of employment:	4 years	Location:	Coral Springs, FL

Home town:	Miami
Current & past employers:	Alela Fine Carpentry
Education:	Trade

This borrower member posted the following loan description, which has not been verified:

I have been working as a carpenter for over 10 years, with a great experience in the profession. Currently I am a in charge of the whole operation, I think this is a good moment to beging with my own gig.I have been able to save some money and still need some extra funds to start the business. this is a great oportunity, because I am in the middle of a very affluent town( clientele) and I already have clients of my own. I foresee profit of close to $ 120.000 a year. I

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,512.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375709

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375709	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375709. Member loan 375709 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	MRM Entertainment Inc.	Debt-to-income ratio:	17.44%
Length of employment:	25 years 3 months	Location:	Las Vegas, NV

Home town:
Current & past employers:	MRM Entertainment Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

My company has been in business for 25 years. For all of this time we have been customers of Bank of America, with an exemplary record -- never late on anything, no bounced checks, perfect A++ rating. Last December, as a "thank you" for our quarter century of solid business, Bank of America cut our business credit. This left us without the "bridge" capital that we use for seasonal fluctuations in our business income. Our contracts are usually enacted in the 2nd and 3rd quarters of each year. Therefore, around January each year, we have used our credit means to "bridge" operational costs and payments, to get to the next series of contracts. And that is the reason for this request. It was as a result of a TV news story that I have decided to try this, to see if we can make it work. Although we are a small family company, in the last two tax years our company did a solid $157,000 and $148,000 in taxable revenue, respectively. We can fax or email you the tax returns as proof. The two principals both have excellent credit rating. I can also provide you with both FICA scores. This small amount we are seeking will help us at a time when our company needs this "bridge". We can either pay it off incrementally, or in full upon the occasion of our next contract. Our last contract was worth $84,000, and the one we are now in the process of securing will be at least that much. This is one of four permanent clients, plus others as we make the sale. I will gladly provide complete details, when requested. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,142.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375744

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375744	$1,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375744. Member loan 375744 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Gray Line of Seattle	Debt-to-income ratio:	5.62%
Length of employment:	1 month	Location:	Seattle, WA

Home town:	Bellingham
Current & past employers:	Gray Line of Seattle, Discover Alaska Tours, the INN University Ministry
Education:	Seattle Pacific University

This borrower member posted the following loan description, which has not been verified:

After traveling in Alaska, Laos, and Thailand, I have now settled in Seattle and will be living here until May. I have started a well paying job as a bus driver with Gray Line of Seattle, but traveling cut into my budget more than expected, and I am having trouble coming up with the money for second and last month's rent, and need a loan to hold me over until my first paycheck comes (February 10th). I have worked out a deal with the landlord to pay last month's rent in installments over the next few months, and this loan should be paid off relatively quickly.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375748	$10,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375748. Member loan 375748 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Seacost nursing and rehab center	Debt-to-income ratio:	12.68%
Length of employment:	3 years 5 months	Location:	Danvers, MA

Home town:	west newton
Current & past employers:	Seacost nursing and rehab center, center for optimum care
Education:	North Shore Community College

This borrower member posted the following loan description, which has not been verified:

I would like to eliminate all my credit cards into a personal loan for 48 months.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	25
Revolving Credit Balance:	$23,722.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375782

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375782	$4,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375782. Member loan 375782 was requested on January 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	19.81%
Length of employment:	1 year	Location:	Atlanta, GA

Home town:	Long Island
Current & past employers:	Department of Defense (DOD), Florida Department of Law Enforcement
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Im recovering from the holidays and need to renew my car insurance, register my car in another state etc.

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	73
Revolving Credit Balance:	$9,754.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375937

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375937	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375937. Member loan 375937 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	The Corcoran Group	Debt-to-income ratio:	11.89%
Length of employment:	8 years	Location:	REGO PARK, NY

Home town:	NYC
Current & past employers:	The Corcoran Group, Benjamin James
Education:	NYIT

This borrower member posted the following loan description, which has not been verified:

I just wanted to put a few credit cards and an auto loan under 1 umbrella.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	59
Revolving Credit Balance:	$31,565.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375969

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375969	$7,000	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375969. Member loan 375969 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Sea World of Florida	Debt-to-income ratio:	10.44%
Length of employment:	17 years 6 months	Location:	Orlando, FL

Home town:	St.Paul
Current & past employers:	Sea World of Florida, Hilton Grand Vacation Club
Education:	Univ. of Minn.

This borrower member posted the following loan description, which has not been verified:

consolidation credit card,medical expenses and personal payday loans into one loan.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,402.00	Public Records On File:	1
Revolving Line Utilization:	80.00%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 375973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375973	$22,550	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375973. Member loan 375973 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Arcticlear Water	Debt-to-income ratio:	7.48%
Length of employment:	5 years	Location:	Hamilton, MI

Home town:	Zeeland
Current & past employers:	Arcticlear Water
Education:

This borrower member posted the following loan description, which has not been verified:

Want to get a loan to pay off credit cards so I can get a better rate and to get rid of the credit cards.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,404.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376019

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376019	$7,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376019. Member loan 376019 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Wise Construction	Debt-to-income ratio:	18.85%
Length of employment:	1 year	Location:	SANDY, UT

Home town:	Sandy
Current & past employers:	Wise Construction, Old Time Handyman Construction
Education:

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate debt and pay for vehicle expenses. I have another personal loan I would like to consolidate as well as a few small credit cards.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	6
Revolving Credit Balance:	$566.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376026

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376026	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376026. Member loan 376026 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Willow Street Motors	Debt-to-income ratio:	7.41%
Length of employment:	4 years	Location:	Marstons Mills, MA

Home town:	Orange
Current & past employers:	Willow Street Motors, Robert J. Trapp Inc.
Education:	BA Nasson College

This borrower member posted the following loan description, which has not been verified:

15000.00 for 5 years

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$199,390.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376036

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376036	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376036. Member loan 376036 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	HL Seafood	Debt-to-income ratio:	22.45%
Length of employment:	1 year 4 months	Location:	Morro Bay, CA

Home town:	Minneapolis
Current & past employers:	HL Seafood, Wells Fargo
Education:	Grinnell College, University of St. Thomas at Saint Paul

This borrower member posted the following loan description, which has not been verified:

Pursuing our dreams, my business partner and I are buying a publication business at the end of February. We found a long neglected property in a Great upper middle-class area, with lots of prosperous advertisers. There is little overhead in the business -- and we believe we can double revenues from $800k to $1.5M + in 18 months simply because the owner has done nothing with the business for two years. We have the capital for the down payment, we simply want a cash cushion (just in case!) over the first few months after closing.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,194.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376056

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376056	$8,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376056. Member loan 376056 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Citrix Systems Inc	Debt-to-income ratio:	10.03%
Length of employment:	5 years 6 months	Location:	DEERFIELD BEACH, FL

Home town:	Oakfield
Current & past employers:	Citrix Systems Inc
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

I'm requesting a loan to repair my toyota supra and get it back on the road.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,646.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376088

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376088	$14,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376088. Member loan 376088 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ibew local 351	Debt-to-income ratio:	3.70%
Length of employment:	8 years	Location:	willingboro, NJ

Home town:	paterson
Current & past employers:	ibew local 351, fms bank
Education:	ibew apprenticeship program

This borrower member posted the following loan description, which has not been verified:

20,000 loan to consolidate bills,improve credit rating.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	10
Revolving Credit Balance:	$14,499.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376091

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376091	$2,000	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376091. Member loan 376091 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	MERCURY INSURANCE	Debt-to-income ratio:	1.11%
Length of employment:	2 years	Location:	CHINO, CA

Home town:	upland
Current & past employers:	MERCURY INSURANCE
Education:

This borrower member posted the following loan description, which has not been verified:

my reason for a personal loan request is to pay off my credit card debt and for rent as well.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2008	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,834.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376100

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376100	$25,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376100. Member loan 376100 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Atlas Engineering	Debt-to-income ratio:	4.33%
Length of employment:	2 years	Location:	Kingwood, TX

Home town:	Houston
Current & past employers:	Atlas Engineering
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

I am going to use the money to invest in foreclosed homes. I currently own 5 rental properties all of which are rented. I have been purchasing, rehabbing, and turning distressted properties in rental homes since 2002. The longest any of my properites have gone unrented is 5 days.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1973	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,352.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 376101

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376101	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376101. Member loan 376101 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Cancer Care and Hematology Specialists & Bloomingdale Fire Protection District	Debt-to-income ratio:	2.68%
Length of employment:	1 year 6 months	Location:	Bloomingdale, IL

Home town:	Chicago
Current & past employers:	Cancer Care and Hematology Specialists & Bloomingdale Fire Protection District
Education:	Western Illinois University

This borrower member posted the following loan description, which has not been verified:

I am a 25 year old male a year and a half out of college. I am a medical assistand at an oncolgy medical office and a paid on call (POC) firefighter for my home town. My parents paid for the majority of my college tuition, but I told them I would pay for the last year of school. I paid off my tuition through my credit card and it's sitting on a high rate, along with all the training I went through this past year for my jobs. I attended the Fire Academy and EMT-B (emergency medical technician basic) for the fire department. Then I did phlebotomy training for my medical assistant job. I would like to take care of my bills in a more efficient way. Also my family is going through a bit of a rough patch right now. My father has been unemployed for some time now and my mom who had a kidney transplant this past year, is working again. My parents have supported me my whole life and now I would like to show them my gratitude. I would like to help my family without completely wiping out my bank account. This loan is a way for me to make my finacial situation easier along with helping my family through this rough time

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,004.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376124

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376124	$21,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376124. Member loan 376124 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Xanadu Group Inc	Debt-to-income ratio:	14.99%
Length of employment:	9 years 9 months	Location:	Lafayette, NJ

Home town:	Lafayette
Current & past employers:	Xanadu Group Inc
Education:	Fairleigh Dickinson University-College at Florham, County College of Morris, Sussex County Community College

This borrower member posted the following loan description, which has not been verified:

I am rebuilding this lake house and am short of funds due to a partner backing out. It was purchased in foreclosure at $100,000 under value and needed about $30,000 in updates. I put up the purchase price and my partner was to provide the funds for rebuilding but backed out after purchase. I only had $10,000 of my own money left so I am looking for the balance. It should be completed with by Valentine's Day and back onto the market. At the current time it would be the least expensive 3 bedroom house-only 2 blocks from the lake beach and recreational facitilities-in the township so should go very quickly. At that time the loan would be repaid in full. This is a great opportunity with good real estate to back it up.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1972	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	17
Revolving Credit Balance:	$11,856.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376144

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376144	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376144. Member loan 376144 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,750 / month
Current employer:	FXCM	Debt-to-income ratio:	2.32%
Length of employment:	2 months	Location:	EDGEWATER, NJ

Home town:	Leningrad
Current & past employers:	FXCM
Education:	University of Hartford, Bergen Community College

This borrower member posted the following loan description, which has not been verified:

The loan I am requesting is for two seperate needs, The first is to pay off the remaining due for my school so i can maintain studying and persue my buisness degree. The second part of the loan is to complete my equity training so i can accept a new job at a equity training firm.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,121.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376147

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376147	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376147. Member loan 376147 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Kumho Tire USA	Debt-to-income ratio:	19.83%
Length of employment:	1 year	Location:	Englewood, NJ

Home town:	Los Angeles
Current & past employers:	Kumho Tire USA, Samsung Electronics
Education:	London School of Economics

This borrower member posted the following loan description, which has not been verified:

I am getting married in April and would like to finance $10,000 for honeymoon & other minor expenses. Please help me.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,284.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376159

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376159	$6,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376159. Member loan 376159 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Columbus Airport Authority	Debt-to-income ratio:	15.83%
Length of employment:	8 years 10 months	Location:	COLUMBUS, OH

Home town:	Columbus
Current & past employers:	Columbus Airport Authority, COSI Columbus
Education:	Columbus State Community College, Otterbein College

This borrower member posted the following loan description, which has not been verified:

Medical Loan

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,503.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376161

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376161	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376161. Member loan 376161 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Physician's office	Debt-to-income ratio:	4.27%
Length of employment:	7 years	Location:	McLean, VA

Home town:	McLean
Current & past employers:	Physician's office, U.S. Department of Treasury, Media General, Gannett Co.
Education:	Virginia Commonwealth University

This borrower member posted the following loan description, which has not been verified:

Hi, I'm a recent college graduate who is currently employed full-time, making a lucrative salary at a medical office. The reason I'm seeking a loan is to repay my family and friends who were compassionate and caring enough to loan me money to pay for my college tuition personally so I wouldn't have to incur those terrible student loan rates. I know it seems contradictory that I'd now seek a loan and eat the interest when the whole point of borrowing from family was to avoid that, but my intentions are good: those same family and friends who loved me enough to help me are now struggling with today's economic situation, and they have their families to support. I, on the other hand, make a good salary and have very limited bills (I don't have any rent, car, or utilities bills) and am single. So if I can help my loved ones the same way they helped me, then getting a loan is a sacrifice I'm wiling to make for them. I'm exploring all of my options (i.e. credit lines, bank loans) and Lending Club is one that was suggested to me as a viable alternative to those, which is why I'm posting this. Just to briefly hit the highlights of my profile/why I'm a good candidate for a loan: - Great credit score, in the 700s - Annual salary of $50,000 + part-time freelance writing/editing work for an additional $2,000 or so. I can fax a pay stub to Lending Club or lenders if necessary. - Job security is as strong as can be, especially in this day and age. I'm at no risk of being laid off, something for which I'm very grateful. - Very few monthly bill obligations (no rent, no car payment, no utilities to pay) - I'm a high-character person. I'm as honest as it gets.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,288.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376175

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376175	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376175. Member loan 376175 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Quadrangle Development Corporation	Debt-to-income ratio:	3.08%
Length of employment:	2 years 1 month	Location:	Washington, DC

Home town:	East Hartford
Current & past employers:	Quadrangle Development Corporation, PricewaterhouseCoopers
Education:	Johnson C. Smith University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I have been investing in real estate for about two years. I recently purchased a new personal residence that I used most of my free cash to acquire. I came across a great real estate deal that I want to complete. In the past, hard money lenders would simply lend on investment properties based on the loan to value but now the hard money lenders want you to put up a down payment as well. That brings me to Lending Club. The terms through Lending Club allow me to still meet my investment parameters so I figured I would give it a try. The loan will be used as the downpayment for an investment property that I am going to repair and resell. The property is in the Petworth area of Washington, DC. The purchase price is $160,000 and the repairs are estimated at $55,000 with a $5,000 contingency ($60,000 total repair estimate) for a total of $220,000 (62% of value) to acquire and fix up the property. The after repair value of the property is $355,000 which is conversative. My hard money lender looked at the deal and immediately said it was solid. The hard money is lined up but the lender requires that I have some "skin in the game" in this environment so he wants me to put down $20,000 as a downpayment. I am able to pay $5,000 and I am looking for a loan to pay the rest. I look forward to us all making some money!

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,149.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 376184

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376184	$21,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376184. Member loan 376184 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	F&C Truck Sales and Service	Debt-to-income ratio:	18.09%
Length of employment:	2 years 3 months	Location:	Granite City, IL

Home town:	Sullivan
Current & past employers:	F&C Truck Sales and Service, Rental Property Owner
Education:	Rolla Technical Institute, East Central College

This borrower member posted the following loan description, which has not been verified:

I would like to obtain a loan to pay off my debt faster. I used my resources to refab my duplex and would now like to consolidate my debt to one loan with out using the home's equity. I would be able to pay as much as $600-$800.00 monthly.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,289.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376209	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376209. Member loan 376209 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	bioLINIA	Debt-to-income ratio:	2.93%
Length of employment:	3 years	Location:	Venice, CA

Home town:	Detroit
Current & past employers:	bioLINIA, Steven Ehrlich Architects
Education:	University of Detroit Mercy

This borrower member posted the following loan description, which has not been verified:

The loan will be used to complete the interior renovation of a new condo that I own. The property is an investment for my family's future and will be rented out for profit and additional income once completed. The renovation will be carried out by myself and my husband as we are trained as architects. We will do a portion of the work ourselves including carpentry. Additional work will be contracted out by a licensed builder.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,265.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376211

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376211	$13,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376211. Member loan 376211 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,669 / month
Current employer:	Mississippi Department of Employment Security	Debt-to-income ratio:	20.11%
Length of employment:	15 years 11 months	Location:	Brandon, MS

Home town:	Bastrop
Current & past employers:	Mississippi Department of Employment Security
Education:

This borrower member posted the following loan description, which has not been verified:

I have two credit cards currently one with a amount of $3,600 and an american express with $10,000.00. The interest amount on one is 28.99% and the other at 27.22%. I wish to pay off both amounts with an unsecured loan at a reasonable APR. Your website indicated that payments can be made from my checking account which helps in no longer receiving a late payment charge. I will request that the balance amount be reduce to $1000 on one card and the other card has been cut up. The interest is killing me. I need assistance. I want to have the amount paid off in 24 months.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,755.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376227

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376227	$8,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376227. Member loan 376227 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	15.05%
Length of employment:	8 years 9 months	Location:	COSTA MESA, CA

Home town:	Park Ridge
Current & past employers:	Wells Fargo Bank, Children's Home and Aid Society of Illinois, Pejus, inc., Youth Homes, Youth and Shelter Services
Education:	Augustana College, University of Iowa

This borrower member posted the following loan description, which has not been verified:

I need some extra money this year to pay my income taxes and to pay off some credit cards at a lower rate.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	14
Revolving Credit Balance:	$26,295.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376238

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376238	$20,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376238. Member loan 376238 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	HARRY JEFFCOAT	Debt-to-income ratio:	6.68%
Length of employment:	5 years 7 months	Location:	FAIRHOPE, AK

Home town:	Pensacola
Current & past employers:	HARRY JEFFCOAT
Education:	Auburn University

This borrower member posted the following loan description, which has not been verified:

Me and my wife (with better credit than mine!) will be using this loan for the sole purpose of consolidating some credit cards. All the funds will be used for this purpose.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,139.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376249

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376249	$7,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376249. Member loan 376249 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Seaside Maintenance	Debt-to-income ratio:	7.80%
Length of employment:	2 years 7 months	Location:	Long Beach, CA

Home town:
Current & past employers:	Seaside Maintenance
Education:	Columbia University in the City of New York

This borrower member posted the following loan description, which has not been verified:

This loan will be used to finance a new welding machine. I run a commercial and industrial property maintenance company serving Los Angeles and Orange Counties. I have been approached by multiple property managers for welding needs (fence repairs, securing properties, metal repairs, etc.). I believe the incremental new work will more than pay for the machine. At minimum, this is what I expect: Estimated number of jobs per month: 10 Average cost per job: $500 Average profit per job: 35% ($175) Total profit per month: $1,750

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,749.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376270

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376270	$7,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376270. Member loan 376270 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	Carterville, MO

Home town:	Joplin
Current & past employers:
Education:	Missouri Southern State University, Pittsburg State University, University of Missouri

This borrower member posted the following loan description, which has not been verified:

I am trying to build onto my home in preparation of our first baby that is due in March. I am trying to build on an extra bedroom and bathroom as well as fix up the roof. I am a full time police officer and make ample income to repay this loan. I also have a strong credit history which proves positive payments. Any and all help is much appreciated. Thanks in advance.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 376283

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376283	$5,600	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376283. Member loan 376283 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	jk construction	Debt-to-income ratio:	21.88%
Length of employment:	10 years	Location:	HAYWARD, CA

Home town:	Prague
Current & past employers:	jk construction, self employed
Education:	Euro bussines school

This borrower member posted the following loan description, which has not been verified:

I have small construction company for a couple of years. I mostly working by myself or with a helper small repairs and remodeling. At this moment I`m standing in front of an opportunity to sing a contract for a bigger job. Unfortunately before I do so I have to provide certain insurance and small bond to cover unexpected circumstances. The above mentioned amount would help me to acquire this job and move my company into a other dimension. I would appreciate the help. thank you very much

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,271.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376295

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376295	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376295. Member loan 376295 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Winland Electronics	Debt-to-income ratio:	0.32%
Length of employment:	3 months	Location:	Mankato, MN

Home town:	Soldotna
Current & past employers:	Winland Electronics, CM Solutions, Plexus, ACT Manufacturing, SCI (now Sanmina)
Education:	South Dakota School of Mines and Technology, Hawaii Pacific University

This borrower member posted the following loan description, which has not been verified:

We have relocated due to a job situation. We are renting an apartment 800+ miles away from our mortgaged house. We have remained up to date on the mortgage and all utilities, which have remained on due to up keep of the house. We have been paying to have someone look after and do routine maintenance on the house. We have an offer on the house, but it is less than the amount we owe on the mortgage. We want to accept this offer on our house to get out from under our mortgage for a remote home. A 3 year $20,000 loan at 21% (which is lending club's highest stated rate) is still less than our current mortgage payment. We can afford the Lending Club's loan payment and it would remove the burden of long-distance upkeep and concern for the property.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	63
Revolving Credit Balance:	$2,229.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376302

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376302	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376302. Member loan 376302 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Smiths Medical	Debt-to-income ratio:	6.71%
Length of employment:	1 year 1 month	Location:	Minneapolis, MN

Home town:	Northfield
Current & past employers:	Smiths Medical, Medtronic
Education:	Hamline University, University of St. Thomas - Opus College of Business - MBA

This borrower member posted the following loan description, which has not been verified:

I just finished a kitchen remodel at my home that I funded on my credit card and I would like to pay it off with a loan from Lending Club if I can. I have owned another home before that I lived in for two years, fixed up, and made a profit on, and that is my goal with this home once I reach the two year mark. I have always been very responsible in paying my bills and have a very stable job as a marketing manager for a international medical device company. I make have a good chunk of school debt from obtaining my MBA, but am aggressively paying that down with the great salary I have now. Now, I would like to do the same with my high interest credit card debt and thought this would be a great way to go about it - people helping people is just what the economy needs I think! Thanks for looking at my request.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,490.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376314	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376314. Member loan 376314 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Waschko's Pharmacy	Debt-to-income ratio:	24.37%
Length of employment:	10 years 6 months	Location:	Sugarloaf, PA

Home town:	Hazleton
Current & past employers:	Waschko's Pharmacy
Education:	Wilkes University

This borrower member posted the following loan description, which has not been verified:

I am a 27 year old male and I am looking to first pay my lawyer for the fees that I owe him. I am also looking to pay off my credit card debt.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,711.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376397

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376397	$4,500	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376397. Member loan 376397 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,082 / month
Current employer:	walmart supercenter	Debt-to-income ratio:	20.32%
Length of employment:	3 years 3 months	Location:	spokane, WA

Home town:	west palm beach
Current & past employers:	walmart supercenter, tuesday morning, Sears Essentials, blockbuster video
Education:	The Art Institute of Fort Lauderdale Inc.

This borrower member posted the following loan description, which has not been verified:

Hi...I didnt know where to put my loan request because it wouldve been used for many other things...But anyway let me introduce myself, my name is Pete, im 26 years of age and live in the state of Washington state. I moved here about almost close to a year ago from my hometown in Florida, yes different climate change. My reason for moving was because i needed new scenery and wanted to pursue what I went to college for which is something in the industry. I majored for media arts and animation and got my bachelor's. When I came to Washington I thought I would find promising jobs but the only thing they have in any interest when it came to the art field was web designing and my skills arent to par in that field. So here I am working in retail and I have been with my company for 3 years now but the scene is gettign old and I still have dreams of breaking into the industry and showing what I can do. My next move will be to California because I know thats where I can make it where i wanna be and pursue my career, only problem is i have not the funds to carry out my plans. With medicine I must purchase for my diabetes, high blood presure, and seeing kidney specialists every now and then not to mention car payments, enterainment, phone bills and rent its been hard to save up when the things i need to suvive is what I sacrifice for which i dont mind because its an ac t of survival. This loan not only will help me out with my moving expenses but will also help out when it comes to some of the bills I need to pay but I mainly need it for the move from washington to Cali...I ma forever grateful if someone would be willing to help me thank you for your time most apprciated

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	8
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376408

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376408	$8,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376408. Member loan 376408 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Ascension Health	Debt-to-income ratio:	10.62%
Length of employment:	2 years	Location:	Bridgeton, MO

Home town:	St. Louis
Current & past employers:	Ascension Health, Zenith Administrators
Education:	American Intercontinental University Online

This borrower member posted the following loan description, which has not been verified:

This loan will assist in expanding my Forex (Foreign Exchange) company ?Sovereign Wealth Company? (http://www.sovereignwealthcompany.com/). Currently I have a total of 30 clients with a goal of 100 by the end of 2010 calendar year. Ninety percent of the capital received from will go towards the purchase of top tier computer hardware which will dramatically increase the speed at which I am able to analyze & execute orders on behalf of my clients. In addition, I have already hired software engineers from several countries to create what might be some of the most dynamic trading software in the industry today. The remaining capital will go toward maintenance fee's of the software. Currently my software executes the trades based on the changes in the market trend along with several other proprietary factors. The trading software performs at the highest modeling quality level of 90%. This simple means that for every 10 trades I place in the Forex (Foreign Exchange) market 9 will not only result in a profit, but will reach its intended profit target. To verify the performance of my robots, I am providing lenders access to my virtual sever account where live unmonitored trading is taking place. Once inside you will have the ability to view the full performance of the robots over a 30 day trading period. To receive immediate access please contact me to request access. Return On Investment: I plan to successfully fulfill my loan commitment via my company management fee system. The Sovereign Wealth Company Management fees are a hybrid fee system based on traditional hedge funds. In turn for successfully trading each client's account the Sovereign Wealth Company receives 20% from profit made through each member's account. To some people who are used to investing in a far less dynamic market place, 20% per month on profits may seem a bit over the top, but when you factor in that the Sovereign Wealth Company could produce account increases of 10% to 40% per month it's all relative when compare to yearly fee's charged by money managers in other industries. The profits from my company have been consistent and very accurate and I see no change in the near or distant future. Finally, the Forex market is by a far a get-rich-quick scheme, instead it is the engine that sustains every business transaction on the planet day in and day out.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	57
Revolving Credit Balance:	$6,933.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376420

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376420	$25,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376420. Member loan 376420 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Nortel Networks	Debt-to-income ratio:	3.02%
Length of employment:	10 years 11 months	Location:	Wylie, TX

Home town:	Indianapolis
Current & past employers:	Nortel Networks, United Parcel Service
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am part owner in a commercial piece of property and I want to start my own business.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	13
Revolving Credit Balance:	$2,906.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376430

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376430	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376430. Member loan 376430 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Polygon Visual Effects, LLC	Debt-to-income ratio:	22.46%
Length of employment:	5 months	Location:	San Jose, CA

Home town:	San Jose
Current & past employers:	Polygon Visual Effects, LLC, Polygon Visual Effects
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

It's now time to face my credit card debt problem. I've been using the credit card for film projects and rent when I was in school & during the time i was unemployed. With the economic crisis at hand the credit card companies have raised my APR AND the minimum balance I need to pay and it's snow balling. I tried my best managing them but I think it's time that i get help. And I heard about lending club on npr so I am giving a try.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,049.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376478

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376478	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376478. Member loan 376478 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Kroger Co.	Debt-to-income ratio:	17.94%
Length of employment:	3 years 6 months	Location:	Weston, WV

Home town:	Weston
Current & past employers:	Kroger Co., Rite Aid
Education:	West Virginia University, Glenville State College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all of my and my wifes credit card debt.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	21
Revolving Credit Balance:	$15,206.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376484

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376484	$4,500	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376484. Member loan 376484 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Spherion Managed Services	Debt-to-income ratio:	5.65%
Length of employment:	2 years	Location:	Redmond, WA

Home town:	Fremont
Current & past employers:	Spherion Managed Services, Northwest Archaeological Association
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Ran into a situation that required me to retain a lawyer, this loan will cover the entire retainer for the duration of the case. I have never needed a lawyer before and coming up with this money quickly is essential to a good resolution of this situation. I'm a young professional who makes over 50k a year in a stable industry but with credit markets drying up everywhere due to the current economic crisis I thought maybe I could find some help here.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,925.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376485

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376485	$3,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376485. Member loan 376485 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Atlas Paving LLC	Debt-to-income ratio:	9.74%
Length of employment:	1 year 2 months	Location:	Toledo, OH

Home town:	Toledo
Current & past employers:	Atlas Paving LLC, Peace Corps, CM Media, Inc.
Education:	University of Dayton

This borrower member posted the following loan description, which has not been verified:

The construction industry has been one of the slowest to take advantage of the communication and information technology involved with the internet. I have an idea for a unique networking website that will bring customers/property owners/developers/project managers together with contractors at almost no cost and in a way that will facilitate communication and trust between all the stakeholders involved.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,376.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376486

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376486	$9,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376486. Member loan 376486 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Youth Contact	Debt-to-income ratio:	21.46%
Length of employment:	2 years 7 months	Location:	Portland, OR

Home town:	Chicago
Current & past employers:	Youth Contact
Education:	Loras College, Columbia College Chicago, Portland State University

This borrower member posted the following loan description, which has not been verified:

Employed Family Therapist seeks to pay back grad-school debts on non-profit salary.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$12,439.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376513

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376513	$14,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376513. Member loan 376513 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	San Jose Earthquakes soccer team	Debt-to-income ratio:	13.80%
Length of employment:	3 months	Location:	San Francisco, CA

Home town:	Pasadena
Current & past employers:	San Jose Earthquakes soccer team, Los Angeles Clippers
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

While moving to a new city in between jobs, I ran up a credit card debt I would like to relieve. I now have a very stable job as an executive in sales. I make a great base salary with a generous commission. But my credit cards carry heavy interest rates, and I'm looking for more comfort in repaying my debts. My main problem earlier was spending irresponsibly while trying to get acclimated to a new city with new friends, but I've since curtailed my spending considerably to a responsible, conservative level. I'm not entirely sure how this works, but I'm willing to supply any additional information that a lender would need. Thank you very much for your time and consideration.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,047.00	Public Records On File:	0
Revolving Line Utilization:	99.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376527	$9,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376527. Member loan 376527 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Knight Riders	Debt-to-income ratio:	2.52%
Length of employment:	30 years	Location:	NETCONG, NJ

Home town:	oceanside
Current & past employers:	Knight Riders, THOUGHTFULNESS CARD AND GIFT
Education:	UNIVERSITY OF NEW HAVEN

This borrower member posted the following loan description, which has not been verified:

payoff debt

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,979.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 376534

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376534	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376534. Member loan 376534 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,019 / month
Current employer:	Maximus	Debt-to-income ratio:	11.59%
Length of employment:	2 years 8 months	Location:	Austin, TX

Home town:	Fontana
Current & past employers:	Maximus, Career Consultants, Burnet Staffing, ARUP Labs, Dollar Tree Stores
Education:	Utah State University, Austin Community College

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to pay off my credit cards so I can make only one payment every month with a lower interest amount than I would be paying for my credit cards.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,516.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376535	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376535. Member loan 376535 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	funky nail inc	Debt-to-income ratio:	5.39%
Length of employment:	6 years	Location:	budd lake, NJ

Home town:	Budd Lake
Current & past employers:	funky nail inc, funky nail inc
Education:	no

This borrower member posted the following loan description, which has not been verified:

i need money to open a business up

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,758.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376539

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376539	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376539. Member loan 376539 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,084 / month
Current employer:	Greenleaf Auto Recyclers	Debt-to-income ratio:	22.16%
Length of employment:	4 years	Location:	ORANGE CITY, FL

Home town:	Rhode Island
Current & past employers:	Greenleaf Auto Recyclers, Michael Auto Parts
Education:

This borrower member posted the following loan description, which has not been verified:

Several of our credit cards interest rates have gone way up!! We want to pay off these cards in full and close them . A loan will be greatly appreciated! Thank you

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,143.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376549

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376549	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376549. Member loan 376549 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,480 / month
Current employer:	Univar USA Inc	Debt-to-income ratio:	7.38%
Length of employment:	10 months	Location:	Independence, MO

Home town:	Rolla
Current & past employers:	Univar USA Inc
Education:	Vatterott College - Kansas City Campus

This borrower member posted the following loan description, which has not been verified:

To pay off credit card debts and to focus of putting more money into retirement savings.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	22
Revolving Credit Balance:	$2,770.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376588

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376588	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376588. Member loan 376588 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Premier Retail Networks	Debt-to-income ratio:	6.19%
Length of employment:	2 years 7 months	Location:	Daly City, CA

Home town:	Vallejo
Current & past employers:	Premier Retail Networks, Evergreen Valley College, Napa Valley College, College of the Siskiyous
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

Requesting funds to consolidate three credit cards, school tuition, and some minor personal expenses.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,476.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376613

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376613	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376613. Member loan 376613 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,417 / month
Current employer:	albross corp	Debt-to-income ratio:	16.21%
Length of employment:	8 years 7 months	Location:	miami, FL

Home town:	miami
Current & past employers:	albross corp, albross corp
Education:	florida university

This borrower member posted the following loan description, which has not been verified:

We are increasing our sales volume overseas I will more than likely pay this off within 12 months thanks for your help

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,404.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376618	$19,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376618. Member loan 376618 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,750 / month
Current employer:	First State Services Corp	Debt-to-income ratio:	15.44%
Length of employment:	4 years 6 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	First State Services Corp, Young Core Wholesale
Education:	University of California Los Angeles

This borrower member posted the following loan description, which has not been verified:

My father living overseas needs surgery that costs approximately $12,000.00.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,751.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376637

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376637	$14,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376637. Member loan 376637 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Management Group	Debt-to-income ratio:	8.03%
Length of employment:	20 years	Location:	MIAMI, FL

Home town:	Chicago
Current & past employers:	Management Group, Management Group
Education:	Barry University

This borrower member posted the following loan description, which has not been verified:

Consolidating some debts.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$411.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376649

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376649	$14,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376649. Member loan 376649 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Unemployed	Debt-to-income ratio:	7.12%
Length of employment:	n/a	Location:	Torrance, CA

Home town:	Palos Verdes
Current & past employers:	Unemployed, BB Tutoring, St. Bernard School, Montessori School
Education:	Loyola Marymount University

This borrower member posted the following loan description, which has not been verified:

To Lending Club: I would be very eager to relieve stress and immediately pay off two credit cards with a total of $13,600.00 and consolidate into a lower single monthly payment with a lower interest rate than %13.65 (at Citibank). I have a healthy monthly income and am an owner of a townhome. Thank you and Sincerely, Joanna Tu

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,516.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376660

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376660	$11,500	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376660. Member loan 376660 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Battelle	Debt-to-income ratio:	19.82%
Length of employment:	5 years	Location:	Galloway, OH

Home town:	Marion
Current & past employers:	Battelle
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am buying a convenience store. I have all of the capital in place, except working capital.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,277.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376664

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376664	$3,500	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376664. Member loan 376664 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Insurance Services Office, Inc.	Debt-to-income ratio:	7.68%
Length of employment:	9 years 8 months	Location:	JERSEY CITY, NJ

Home town:	Tampa
Current & past employers:	Insurance Services Office, Inc.
Education:	Stony Brook University, Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

I want to refinance a loan I have with Chase. It was originally taken out for $6000. Since its inception, I have made ~25 continuous payments on time; there is to be a total of 59 installments. My wife and I recently had a baby so we are looking to free up some cash to compensate for her lost income until her maternity leave is up and she returns to work.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,991.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376712

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376712	$12,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376712. Member loan 376712 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	satyam	Debt-to-income ratio:	11.12%
Length of employment:	1 year 10 months	Location:	austin, TX

Home town:	mallial
Current & past employers:	satyam
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

refinancing credit card at a better rate

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	6
Revolving Credit Balance:	$11,679.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376747

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376747	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376747. Member loan 376747 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,292 / month
Current employer:	Infinity BH	Debt-to-income ratio:	8.75%
Length of employment:	4 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Infinity BH
Education:	MDCC

This borrower member posted the following loan description, which has not been verified:

I need about $20,000 to realize my dream I am Building my music studio, I have been doing my homework, i can rent my studio per hour or per months, I already have my little place where I do my recording and mixing, some equipment, but I need to improve it. I have other ways of financing it at a higher interest, a friend talked to me about your interest rates and I compared with the traditional banks and you have better rates. I hope I can obtain this loan with you.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,548.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376748	$1,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376748. Member loan 376748 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$22,917 / month
Current employer:	Mike Mathis Productions	Debt-to-income ratio:	7.48%
Length of employment:	14 years	Location:	Arcadia, CA

Home town:	Long Branch
Current & past employers:	Mike Mathis Productions, World Of Wonder Productions
Education:	Berklee College of Music

This borrower member posted the following loan description, which has not been verified:

Just need 1500 dollars to pay for some dental work

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	42
Revolving Credit Balance:	$31,971.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376809

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376809	$8,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376809. Member loan 376809 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Afec Inc	Debt-to-income ratio:	5.85%
Length of employment:	6 months	Location:	west islip, NY

Home town:	Yonkers
Current & past employers:	Afec Inc, US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

I am a US Marine. I just came home in July of 2008, and relocated back home from being stationed in CAlifornia to my home in NY. In the process i have incurred quite a little bit of debt, and my car need some repairs. The purpose of this loan is to pay back all of my debts and fix my car, and have only one payment to make monthly. All of your help will be greatly appreciated. Thank you and have a great day! Sincerely, Nuno Dasilva

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	9
Revolving Credit Balance:	$4,375.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376826	$4,500	19.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376826. Member loan 376826 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,333 / month
Current employer:	Rabobank	Debt-to-income ratio:	4.35%
Length of employment:	9 months	Location:	Santa Maria, CA

Home town:	Santa Maria
Current & past employers:	Rabobank, Mervyns
Education:	Allan Hancock College

This borrower member posted the following loan description, which has not been verified:

Hello everyone. I've tried getting a loan at a couple of banks and even at my bank where I'm employed but its too hard for me because of the economy, I couldnt even get it with my dad and his score is 720. Anyway I have debt into $4000 from credit cards that I pay each month, no missed payments, no late fees, nothing just would like to know its all payed off and making one payment. I live with my parents, make about $1300 a month and I would be paying this loan in the amount of $300 - $500 a month!

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,352.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376845

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376845	$4,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376845. Member loan 376845 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Halfaker and Associates	Debt-to-income ratio:	17.86%
Length of employment:	3 months	Location:	Waldorf, MD

Home town:	Monroe
Current & past employers:	Halfaker and Associates, Active Duty Military
Education:	University of Maryland-University College, College of Southern Maryland

This borrower member posted the following loan description, which has not been verified:

I am trying to get a loan to consolidate eliminate unnecessary bills. I have bills that accumulated while helping out family. Helping family is always good if you are able to help. I was so focused on digging someone else out and before I knew it I was in deeper. I will use this loan to pay off a school loan, a medical bill and a couple of credit cards that have very small balances on them. After those are paid off I will only have to worry about paying my car payment and insurance, rent, and monthly expenses. I have been employed full time without any gaps since 1998 (when I was 18). I was active duty military from 1998-2006. After separating from the military, I worked for a company for a little over a year and switched to a new company doing the exact same job and just recently I was offered a new position and I have been working there for a few months but I am still working for my old company as a part time employee. I am more than capable of paying this loan back. Any help will be greatly appreciated.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	66
Revolving Credit Balance:	$1,267.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376878

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376878	$15,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376878. Member loan 376878 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,083 / month
Current employer:	Black Pearl Custom Painting	Debt-to-income ratio:	10.09%
Length of employment:	9 years	Location:	San Antonio, TX

Home town:	San Antonio
Current & past employers:	Black Pearl Custom Painting, Michael Doherty Painting
Education:	Okaloosa Walton Community College

This borrower member posted the following loan description, which has not been verified:

I am needing a short term loan to help me market my painting business in san antonio tx. I have recently relocated and have completed several test marketing campaigns via direct mail. THE response has been excellent but I need some capital to implement the campaign on a large scale before spring. I have been in the industry for 9 years and have done very well. I am just a bit short on cash right now.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,948.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376894	$11,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376894. Member loan 376894 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Federal Bureau of Prisons	Debt-to-income ratio:	14.50%
Length of employment:	1 year 11 months	Location:	Greeley, CO

Home town:	Security
Current & past employers:	Federal Bureau of Prisons, Colorado Department of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

Over the past year, my husband and I have done in-depth Bible studies on finances and taken time to consider the goals we have for our family. We realized we are pretty far off the mark from what God wants for our family. Practically, the two main conclusions we have come to are: 1) We need to get out of debt. This will allow Tim to change locations as needed to further his career. 2) Mom needs to be home with the kids. There are dietary/behavioral concerns that place higher demands on my time. Just not worth if for me to work part time. For the last 6 months, we have only used our credit cards a few times. This has been for emergency repairs, medical reasons or when pay days were late. My husband is already planning a transfer to a location with a lower cost of living and higher probability of overtime. We are doing what we can to reduce our indebtedness. Consolidating our credit card debt to a lower interest rate would be a big step forward for us.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,775.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374093

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374093	$15,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374093. Member loan 374093 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Garner Consignment	Debt-to-income ratio:	6.40%
Length of employment:	10 years	Location:	Brenham, TX

Home town:	Houston
Current & past employers:	Garner Consignment
Education:	Cypress Bible College

This borrower member posted the following loan description, which has not been verified:

I need to make repairs of my home.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,591.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 374547

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374547	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374547. Member loan 374547 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Walgreen Company	Debt-to-income ratio:	13.96%
Length of employment:	3 years 1 month	Location:	Chicago, IL

Home town:	Quincy
Current & past employers:	Walgreen Company
Education:	University of Illinois at Urbana-Champaign, Illinois Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I'm fed up with credit card companies arbitrarily raising rates on me. My payments are always early, and more than the minimum. I'm saving money any way I can these days, and reducing the rate on my debt will certainly help. With this money I will completely pay off my three credit cards. As an architect, I have a relatively high and constant monthly income that will more than pay the debt service on this new loan.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	4
Revolving Credit Balance:	$6,365.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376500

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376500	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376500. Member loan 376500 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Dewey and LeBoeuf LLP	Debt-to-income ratio:	11.85%
Length of employment:	6 months	Location:	SUFFERN, NY

Home town:	Rochester
Current & past employers:	Dewey and LeBoeuf LLP
Education:	Dartmouth College

This borrower member posted the following loan description, which has not been verified:

Loan requested to consolidate debt.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,401.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376569

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376569	$14,400	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376569. Member loan 376569 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,125 / month
Current employer:	OLGA lUCIA ENTERPRISE AUTO INC.	Debt-to-income ratio:	1.81%
Length of employment:	5 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	OLGA lUCIA ENTERPRISE AUTO INC.
Education:	MDCC

This borrower member posted the following loan description, which has not been verified:

I need to complete some funds to start my own business carrying passangers from the airport to different locations in Florida. I am buying 2 very luxurios cars to transport executives and affluent clients. I already have a clientele and a data base of corporations to start my operations. Good buisness, I have the know how and the know who!

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,900.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376621

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376621	$12,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376621. Member loan 376621 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Classic Litho	Debt-to-income ratio:	10.54%
Length of employment:	3 years 6 months	Location:	REDONDO BEACH, CA

Home town:	Washington
Current & past employers:	Classic Litho, Anderson Printing
Education:	Charles County Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for a 3 or 4 year loan to refinance $12000 in credit card debt.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$15,187.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376739

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376739	$9,600	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376739. Member loan 376739 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Toledo Mudlogging Services Inc.	Debt-to-income ratio:	12.83%
Length of employment:	4 years	Location:	MANY, LA

Home town:	Many
Current & past employers:	Toledo Mudlogging Services Inc., Rayburn Country Club, Inc.
Education:	Northwestern State University of Louisiana (NSU)

This borrower member posted the following loan description, which has not been verified:

To pay off two high interest credit cards.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	32
Revolving Credit Balance:	$4,548.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376827

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376827	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376827. Member loan 376827 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	xotic deliveries	Debt-to-income ratio:	15.14%
Length of employment:	6 years	Location:	medway, MA

Home town:	boston
Current & past employers:	xotic deliveries, night owl deliveries
Education:	cisco academy

This borrower member posted the following loan description, which has not been verified:

to consolidate debt and business expansion

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,852.00	Public Records On File:	1
Revolving Line Utilization:	64.20%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376887

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376887	$8,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376887. Member loan 376887 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	KW Automotive NA	Debt-to-income ratio:	6.11%
Length of employment:	1 year 7 months	Location:	Sanger, CA

Home town:	Sanger
Current & past employers:	KW Automotive NA
Education:

This borrower member posted the following loan description, which has not been verified:

I am going to use the loan to consolidate my debt into one payment.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,812.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376923

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376923	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376923. Member loan 376923 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	sheraton	Debt-to-income ratio:	9.34%
Length of employment:	20 years	Location:	CLERMONT, FL

Home town:
Current & past employers:	sheraton
Education:

This borrower member posted the following loan description, which has not been verified:

Will be consoldating 2 credit cards for one payment

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	69	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,585.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376936

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376936	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376936. Member loan 376936 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	State of Delaware	Debt-to-income ratio:	15.61%
Length of employment:	16 years 4 months	Location:	Felton, DE

Home town:	Wilmington
Current & past employers:	State of Delaware, Christina Medica Center
Education:	Delaware Technical and Community College-Stanton-Wilmington

This borrower member posted the following loan description, which has not been verified:

to pay off credit cards, since the beginning of the year the interest rates have gone up, I have never been late and have always paid much more than than billed, and have paid them off several times. I would like to pay them off at a much lower interest rate.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,352.00	Public Records On File:	1
Revolving Line Utilization:	34.70%	Months Since Last Record:	76
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376969

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376969	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376969. Member loan 376969 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	Bed Bath & Beyond	Debt-to-income ratio:	9.64%
Length of employment:	8 years 5 months	Location:	Smithtown, NY

Home town:	Miami
Current & past employers:	Bed Bath & Beyond
Education:	Bentley College

This borrower member posted the following loan description, which has not been verified:

I am currently a borrower and lender at Prosper and a lender at Lending Club. I am totally impressed with the quality of the Lending Club borrowers and feel 100% better about the loans I'm participating in. I would like to borrow $15,000 to close out my Prosper loans and move 100% to Lending Club. My credit score should be more than suffficient as well as my debt ratio.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,228.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376994

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376994	$2,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376994. Member loan 376994 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Conner Strong	Debt-to-income ratio:	15.45%
Length of employment:	16 years	Location:	HATBORO, PA

Home town:	Huntingdon Valley
Current & past employers:	Conner Strong, Commerce Insurance Services
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

Some large expenses have caught up with me and I need to get them back under control. A loan with an affordable interest rate and ability to spread out the payments over time will do just that.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	16
Revolving Credit Balance:	$16,181.00	Public Records On File:	0
Revolving Line Utilization:	96.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377021

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377021	$5,400	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377021. Member loan 377021 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,382 / month
Current employer:	Dick's Sporting Goods	Debt-to-income ratio:	18.18%
Length of employment:	4 years	Location:	Fairfax, VA

Home town:	Ft. Belvoir
Current & past employers:	Dick's Sporting Goods
Education:	SUNY at Albany

This borrower member posted the following loan description, which has not been verified:

looking to consolidate my debt, but looking for payments of about $200 - $220 per month

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,647.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377027

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377027	$6,400	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377027. Member loan 377027 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Commonwealth of Massachusetts	Debt-to-income ratio:	16.05%
Length of employment:	4 years	Location:	PEABODY, MA

Home town:
Current & past employers:	Commonwealth of Massachusetts
Education:	Suffolk University

This borrower member posted the following loan description, which has not been verified:

trying to consolidate my debts

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$8,959.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377077

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377077	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377077. Member loan 377077 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,642 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	22.30%
Length of employment:	3 years 6 months	Location:	ARLINGTON, TX

Home town:	Edinburg
Current & past employers:	JPMorgan Chase & Co.
Education:	The University of Texas at Arlington

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my credit cards as well as my vehicle into one payment. I would like to go back to school and the extra $300.00 I will be saving by consolidating all my credit cards will help out tremendously. The one thing that will bring peace of mind is that I will have a time frame as to when I will be out of debt. I have always paid my bills on time and will continue to do so as I fully understand that they are my responsibility however the peace of mind at the end of the day would mean so much.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,473.00	Public Records On File:	0
Revolving Line Utilization:	88.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377081

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377081	$4,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377081. Member loan 377081 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,375 / month
Current employer:	Chick Piano Co., Inc.	Debt-to-income ratio:	22.47%
Length of employment:	7 years 4 months	Location:	Watkinsville, GA

Home town:	Greenville
Current & past employers:	Chick Piano Co., Inc., England Pianos & Organs
Education:	Lee University, Augusta State University

This borrower member posted the following loan description, which has not been verified:

This new business is with Lowrey Organ & Wellness Centers established over 40 years ago. The website is: http://www.lowrey.com/Default.aspx The program consist of seniors (65-75 years of age) participating in keyboard group lessons and the purchase of organ keyboards. The lessons are designed to facilitate the senior student to a quick start in playing music with the aid of group lessons and automatic features on the instrument. I have already purchased 26 rental instruments ($16,000) to start the business. I need $15,000 to assist me with the first few months of start up costs.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	73
Revolving Credit Balance:	$8,596.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377094

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377094	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377094. Member loan 377094 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Trinity (rusty mug inc) formerly JR	Debt-to-income ratio:	7.39%
Length of employment:	5 years 11 months	Location:	new york, NY

Home town:	new york
Current & past employers:	Trinity (rusty mug inc) formerly JR, Jr restaurant- same employer as above
Education:	Fordham University, Pacific College of Oriental Medicine, CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

Interested in paying off credit card debt and having some cash left over for small home improvements jobs. Would like to pay off about 10,000 in credit cards. I am not late on any payments. Just tired of 23% credit card bills. Am employed and have credit in the 600's. Thank you.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	34
Revolving Credit Balance:	$11,307.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377097	$12,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377097. Member loan 377097 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Self employed	Debt-to-income ratio:	13.84%
Length of employment:	1 year	Location:	Baltimore, MD

Home town:	Baltimore
Current & past employers:	Self employed, Ocean City Watersports
Education:	Salisbury University

This borrower member posted the following loan description, which has not been verified:

I started a business last year that took all the money I had to get going, including many of my credit cards. It is a seasonal business and had a very good 1st year. Due to the fact that it is seasonal and the type of equipment needed. Loans were not much of an option for this startup. My business did have net profit after its first year (even after I paid myself) and is not really affected by the economy. Most of the company's profit is being used to expand the business this season. My personal credit and keeping it good mean a lot to me. I always make payments and always on time. My personal guarantee is so strong, I borrowed money from friends and family based on my word to get my business up and going and have paid them off better than the terms we agreed on. I have 9 credit cards left with a balance that I would like to consolidate. With owning a business comes a lot of paperwork and I would like to reduce my own by changing my 9 payments to one payment, my 9 different due dates for one due date, and my 9 different interest rates to one interest rate. This money will be used only to pay off credit cards that will not be needed again this season. Please help me reach my one payment and payment date goal.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	34
Revolving Credit Balance:	$14,980.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377100

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377100	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377100. Member loan 377100 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	State of Maryland	Debt-to-income ratio:	0.39%
Length of employment:	8 years	Location:	Baltimore, MD

Home town:	Baltimore
Current & past employers:	State of Maryland
Education:

This borrower member posted the following loan description, which has not been verified:

Business loan

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,063.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 377112

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377112	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377112. Member loan 377112 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Call Center Services	Debt-to-income ratio:	11.38%
Length of employment:	4 years 1 month	Location:	New Castle, DE

Home town:	Bayshore
Current & past employers:	Call Center Services
Education:	Wesley College-Dover, Hofstra University

This borrower member posted the following loan description, which has not been verified:

Purchasing a profitable laundromat. Purpose of the loan is to ensure adequate operating capital for the first six to eight months. Need to borrow through alternative lending opportunities as banks and the SBA are not being cooperative. Financing for the acquisiton has already been approved. $30k of my personal funds have been used for the down payment (nonrefundable). I intend to grow sales/profits by aggressive marketing and by providing new machines to increase prices and reduce utility expenses. Please visit my website at www.william-arthur.com to learn more about me.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,724.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377130

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377130	$12,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377130. Member loan 377130 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	n/a	Debt-to-income ratio:	3.27%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

It seems like no matter how much I pay the balance on credit cards is not going lower. So I am trying to pay in a big chunk, so I can eventually get rid of those balances permanently.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1964	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,015.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 114 dated February 3, 2009